                                                                   EXHIBIT  99.3
                                                                   -------------

                               WARRANT AGREEMENT


WARRANT AGREEMENT dated as of December 15, 1998 between CARDIOTECH INTERNATIONAL, INC., a Massachusetts corporation (the "Company"), FECHTOR, DETWILER & Co., INC. (the "Agent") and the Holders (as defined herein) listed on
Schedule I hereto.

                                 W I T N E S S E T H :
                                 -------------------

     WHEREAS, the Company proposes to issue to the Agent warrants (the "Warrants") to purchase 170,600 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"), such number being equal to 10% of the number of units, each unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock (the "Units"), sold by the Company to investors in the Private Placement (as defined below) through the Agent's efforts;

     WHEREAS, the Agent has advised the Company that it intends to immediately transfer the Warrants to those Holders and in such amounts as indicated on
Schedule I hereto;

     WHEREAS, the Agent agreed pursuant to the Engagement Letter dated as of August 18, 1998, between the Agent and the Company (the "Engagement Letter") to act as a placement agent in connection with the Company's private placement of the Units (the "Private Placement"); and

     WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued by the Company to the Agent and the Holders in consideration for, and as part of the Agent's compensation in connection with, the Agent's acting as a placement agent pursuant to the Engagement Letter.

     NOW, THEREFORE, in consideration of these premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Grant.  The Agent, the Holders or their registered assigns (the
         -----
"Registered Holders") are hereby granted the right to purchase, at any time or from time to time on or before the earlier of December 15, 2003, at no later than 5:00 p.m. (Eastern Standard Time) and the termination of this Agreement as provided in Section 12 below, an aggregate of up to 170,600 shares of Common Stock, at an initial exercise price (subject to adjustment as provided in Section 4 hereof) of $1.475 per share of Common Stock, subject to the terms and conditions of this Agreement. The number of shares purchasable upon exercise of the Warrants, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Agreement, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.


     2.  Warrant Certificates.  The warrant certificates (the "Warrant
         --------------------
Certificates") delivered pursuant to this Agreement are attached hereto and are made a part hereof.

     3.  Exercise.
         --------

         (a) The Warrants may be exercised by a Registered Holder, in whole or in part, by surrendering a Warrant Certificate, with the form of election to purchase appended hereto as Exhibit I duly completed and executed by
                            ---------
such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise in lawful money of the United States of America. Any exercise of the Warrants may be made subject to the satisfaction of one or more conditions (including, without limitation, the consummation of a sale of the capital stock of the Company or a merger or other business combination involving the Company) which are set forth in a writing which is made a part of or is appended to the aforementioned form of election to purchase notice by the Registered Holder.


         (b) Each exercise of the Warrants shall be deemed to have been effected immediately prior to the close of business on the day on which a Warrant Certificate shall have been surrendered to the Company as provided in subsection 3(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 3(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

         (c) As soon as practicable after the exercise of the Warrants in full or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 5 hereof; and

               (ii) in case such exercise is in part only, a new warrant certificate or warrant certificates (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of the Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 3(a) above.

     4.  Adjustments.
         -----------

         (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of the Warrants shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of the Warrants immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

         (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 4(a) above), then, as part of any such reorganization or reclassification, lawful provision shall be made so that a Registered Holder of the Warrants shall have the right thereafter to receive upon the exercise thereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of the Warrants. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of the Warrants such that the provisions set forth in this Section 4 (including provisions with respect to adjustment of the Purchase Price) and in
Section 11 hereof shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrants.

         (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which the Warrants shall be exercisable following the occurrence of any of the events specified in subsection 4(a) or (b) above.

     5.  Fractional Shares.  The Company shall not be required upon the
         -----------------
exercise of the Warrants to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices of the Common Stock on the American Stock Exchange on the trading day immediately prior to the date of exercise.

     6.  Limitation on Sales, etc.
         -------------------------

     The Registered Holder is aware that the Warrants and the Common Stock underlying the Warrants have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws. The Registered Holder understands that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements of the Registered Holder in this Agreement.

     Each Registered Holder represents and warrants that: (1) he has been furnished with all information which he deems necessary to evaluate the merits and risks of the Warrants and a purchase of the Common Stock upon exercise of the Warrants; (2) if he is not an accredited investor, as that term is defined in Section 501 of Regulation D promulgated under the 1933 Act, he has received and reviewed the Offering Memorandum dated October 22, 1998, distributed to each of the investors in the Private Placement, along with a copy of the Company's Form 10-K for the fiscal year ended March 31, 1998 and Forms 10-Q for the fiscal quarters ended June 30, 1998 and September 30, 1998; (3) he has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to his satisfaction; (4) he has been given the opportunity to obtain any additional information he deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; (5) he has such knowledge and experience in financial and business matters that he is able to evaluate the merits and risks of the Warrants and of purchasing the Common Stock and to make an informed investment decision relating thereto; and (6) he will be holding the Warrants and the Common Stock underlying the Warrants for his own account for investment and it will not resell the Warrants or the Common Stock in violation of the 1933 Act. The Registered Holder understands that because the Warrants and the Common Stock will not have been registered under the 1933 Act, he will be required to bear the economic risk of the investment for an indefinite time and that the Warrants and the Common Stock cannot be resold unless the transfer is registered under applicable federal and state securities laws or an exemption from such registration is available.

     The Registered Holder agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrants or the Common Stock underlying the Warrants unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Warrants or the Common Stock or (2) the Company receives an opinion of its legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

     The Registered Holder covenants and agrees that he shall be bound by the provisions of the following legend or a legend in substantially similar form which shall be endorsed upon the certificate(s) evidencing the Warrant Stock issued pursuant to exercise of the Warrants:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

     7.  "Piggy Back" Registration.
         --------------------------


         (a) If the Company shall determine to register the sale of its Common Stock either for its own account or the account of a security holder or holders exercising their respective registration rights (other than a registration relating solely to employee benefit plans or a Rule 145 (under the Securities Act of 1933 (the "Act")) transaction or a registration on any registration form that does not permit secondary sales), the Company agrees that it will: (1) promptly give to the Registered Holders written notice thereof; and (2) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 7(b) below, and in any underwriting involved therein, all or any part of the Warrant Stock which has been purchased on exercise of the Warrant (the "Registrable Securities") specified in writing by a Registered Holder and received by the Company within 15 days after the written notice from the Company described in clause (1) above is mailed or delivered by the Company; provided, however, that this Section 7 shall not apply to any Registrable Securities if such Registrable Securities may then be sold under Rule 144 of the Act, assuming the Registered Holder's compliance with the provisions of the Rule. The Company shall have the right to postpone or withdraw any registration effected without obligation to a Registered Holder.


         (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the right to registration hereunder shall be conditioned upon the Registered Holder's participation in such underwriting, the inclusion of such Registered Holder's Registrable Securities in the underwriting to the extent provided herein and the Registered Holder entering into an underwriting agreement in customary form with the representative of the underwriter selected by the Company.


          If the representative of the underwriters advises the Company that a limitation on the number of shares to be underwritten is advisable to facilitate the success of the offering, the representative may (subject to the limitations set forth below) exclude the Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of Registrable Securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 7(c). If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter.


         (c) In any circumstance in which all of the Registrable Securities and other shares of Common Stock with registration rights (including any security convertible into Common Stock) ("Other Shares") requested to be included in a registration cannot be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Registered Holder and other selling stockholders requesting inclusion of shares such that the selling holders of the Registrable Securities and Other Shares shall have their shares included pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Registered Holders and other selling stockholders, assuming conversion, that such Registered Holders and other selling stockholders had requested to be included in the registration.


     8.  Liquidating Dividends.  If the Company pays a dividend or makes a
         ---------------------
distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Registered Holders of the Warrants, upon the exercise hereof, in addition to the Warrant Stock purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if it had been the owner of record of such shares of Warrant Stock immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

     9.  Notices of Record Date, etc.  In case:
         ---------------------------

         (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

         (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

         (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holders of the Warrants a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

     10.  Reservation of Stock.  The Company will at all times reserve and keep
          --------------------
available, solely for issuance and delivery upon the exercise of the Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of the Warrant.

     11.  Replacement of Warrants.  Upon receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant Certificate and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the Warrant Certificate, the Company will issue, in lieu thereof, a new Warrant Certificate of like tenor.

     12.  Termination In Certain Events.  In the event of a sale of
          -----------------------------
substantially all the assets of the Company or a merger or consolidation of the Company with or into any other entity (other than a merger the sole purpose of which is to change the state of incorporation of the Company) or a dissolution or the adoption of a plan of liquidation of the Company, the Warrant shall terminate on the effective date of such sale, merger, consolidation, dissolution or adoption (the "Effective Date") and become null and void; provided, however, that if the Warrant shall not have otherwise terminated or expired, the Registered Holder hereof shall have the right until 5:00 p.m, Eastern Standard Time, on the day immediately prior to the Effective Date to exercise its rights hereunder to the extent not previously exercised.


     13.  Transfers, etc.
          --------------
          (a) The Company will maintain a register containing the names and addresses of the Registered Holders of the Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

          (b) Until any transfer of the Warrant is made in the warrant register, the Company may treat the Registered Holder of the Warrant as the absolute owner hereof for all purposes; provided, however, that if and when the Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.


          14.  Mailing of Notices, etc.  All notices and other communications
               -----------------------
from the Company to the Registered Holder of the Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of the Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of the Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its offices at 78E Olympia Avenue, Woburn, Massachusetts 01801, Attn: John E. Mattern, Chief Financial Officer, or such other address as the Company shall so notify the Registered Holder.

     15.  No Rights as Stockholder.  Until the exercise of the Warrant, a
          ------------------------
Registered Holder of the Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     16.  Change or Waiver.  Any term of this Agreement may be changed or waived
          ----------------
only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

     17.  Headings.  The headings in this Agreement are for purposes of
          --------
reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.


     18.  Governing Law.  This Agreement will be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed, as of the day and year first above written.


                                       CARDIOTECH INTERNATIONAL, INC.


                                           By
                                             ------------------------------



                                            Its

                                          FECHTOR DETWILER & Co., INC.


                                            By
                                              ------------------------------

                                            Its

                                            ------------------------------------
                                              Richard Fechtor

                                            ------------------------------------
                                              Sheldon Fechtor

                                            ------------------------------------
                                              Robert Detwiler

                                            ------------------------------------
                                              Peter Fenton

                                            ------------------------------------
                                              Jeffrey R. Power

                                            ------------------------------------
                                              Randy Fill

                                            ------------------------------------
                                              David McShane

                                            ------------------------------------
                                              Michael Wood

                                            ------------------------------------
                                              Jacob Golbitz

                              SCHEDULE I
                              ----------

                            WARRANT HOLDERS
                            ---------------



          NAME                                 NUMBER OF WARRANTS
          ----                                 ------------------

          Richard Fechtor                              22,800

          Sheldon Fechtor                              22,800

          Robert Detwiler                              40,000

          Peter Fenton                                 55,000

          Jeffrey R. Power                              4,000

          Randy Fill                                    5,000

          David McShane                                 8,000

          Michael Wood                                  8,000

          Jacob Golbitz                                 5,000

          Total                                       170,600
          -----                                       -------

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.


                                                     For the Purchase of
                                                            shares of
                                                     Common Stock

No. W-
                    WARRANT CERTIFICATE FOR THE PURCHASE OF
                            SHARES OF COMMON STOCK
                                      OF
                        CARDIOTECH INTERNATIONAL, INC.
                         (A Massachusetts Corporation)

      VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 15, 2003.

  CardioTech International, Inc., a Massachusetts Corporation (the "Company"), hereby certifies that ____________, or his registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below and in the Warrant Agreement dated as of December 15, 1998 among the Company, Fechtor, Detwiler & Co., Inc. and the undersigned (the "Warrant Agreement"), to purchase from the Company, at any time or from time to time on or before the earlier of December 15, 2003, at not later than 5:00 p.m. (Eastern Standard Time), and the termination of this Warrant as provided in Section 12 of the Warrant Agreement, _____ shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at a purchase price of $1.475 per share. The purchase price per share, as adjusted from time to time pursuant to the provisions of the Warrant Agreement, is hereinafter referred to as the "Purchase Price."


  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holder or registered holders) of the Warrants.


  The Warrant Agreement provides that upon the occurrence of certain events the Purchase Price and the type and/or number of the Company's securities issuable upon exercise of the

Warrants may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder and upon surrender of the holder's Warrant Certificate, issue a new Warrant Certificate evidencing the adjustment in the purchase price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of an exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


  Dated as of February ___, 1999.
                                               CARDIOTECH INTERNATIONAL, INC.


                                               By
                                                  --------------------------

                                                  Its

                                   EXHIBIT I

                         FORM OF ELECTION TO PURCHASE

                   (To be executed upon exercise of Warrant)


To:  CardioTech International, Inc.
     78 East Olympia Avenue
     Woburn, MA 01801                               Dated:
                                                          ---------

     The undersigned, pursuant to the provisions set forth in the Warrant Agreement dated as of December 15, 1998 among CardioTech International, Inc., a Massachusetts corporation, Fechtor, Detwiler & Co., Inc. and the Holders listed on Schedule I thereto, hereby irrevocably elects to purchase ____ shares of the Common Stock (the "Common Stock") covered by the attached Warrant Certificate (Certificate No. __) and herewith makes payment of $______, representing the full purchase price for such shares at the price per share provided for in such Agreement.

     The undersigned is aware that the issuance of the Common Stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws. The undersigned understands that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

     The undersigned represents and warrants that: (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Common Stock; (2) it has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to its satisfaction; (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto; and (5) it is purchasing the Common Stock for its own account for investment and it will not resell the Common Stock in violation of the 1933 Act. The undersigned understands that because the Common Stock has not been registered under the 1933 Act, it must continue to bear the economic risk of the investment for an indefinite time and the Common Stock cannot be resold unless the Common Stock is registered under applicable federal and state securities laws or an exemption from such registration is available.

     The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Common Stock or (2) the Company receives an opinion of its legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

     The undersigned consents to the placing of a legend on its certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock until the Common Stock may be legally resold or distributed without restriction.

     The undersigned has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Common Stock.


                                             -----------------------------
                                             Name:

                                             Dated:
                                                   -----------------------

                                      -2-